Exhibit 10.15

THIS FEE AGREEMENT (this “Agreement”) is made as of February 11, 2005, and is effective as of the Effective Time (as defined below), by and among Niagara Holdings, Inc., a Delaware corporation ( “Holdings”), PQ Corporation, a Pennsylvania corporation (“PQ”), and J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership (the “Sponsor Management Entity”).

RECITALS

1.                                       Holdings, Niagara Acquisition, Inc., a wholly-owned subsidiary of Holdings (“Niagara”) and PQ are parties to that certain Agreement and Plan of Merger, dated as of December 15, 2004 (the “Merger Agreement”), pursuant to which Niagara was merged with and into PQ, with PQ remaining as the surviving entity and a wholly-owned subsidiary of Holdings (the “Merger”). References in this Agreement to the “Company” refer to PQ as the surviving corporation in the Merger.

2.                                       The Sponsor Management Entity has entered into a Stockholders Agreement, dated as of February 11, 2005, with Holdings and the other Investors (as defined therein) (as the same may be amended from time to time hereafter, the “Stockholders Agreement”), relating to the ownership of the common stock of Holdings by the Investors.

3.                                       The parties hereto have agreed that the Company shall pay a Transaction Fee (as defined below) to the Sponsor Management Entity in connection with the closing of the Merger and the capitalization of Holdings.

4.                                       The parties hereto desire that the Company avail itself, for the term of this Agreement, of the Sponsor Management Entity’s expertise in providing financial and structural analysis, due diligence investigations, corporate strategy, other advice and negotiation assistance, which the parties believe will be beneficial to the Company, and the Sponsor Management Entity wishes to provide the services to the Company as set forth in this Agreement in consideration of the payment of a Management Fee (as defined below).

In consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

SECTION 1. Transaction Fee. Upon the consummation of the Merger, the Company shall pay a one-time sponsorship fee (the “Transaction Fee”) in the amount of $7,500,000 to the Sponsor Management Entity, in immediately available funds, in consideration of the consummation of the Merger and the capitalization of Holdings.

SECTION 2. Appointment. The Company hereby engages the Sponsor Management Entity to provide the management services to the Company described in Section 3 (the “Management Services”) for the term of this Agreement on the terms and subject to the conditions of this Agreement.

SECTION 3. Management Services. The Sponsor Management Entity agrees that during the term of this Agreement, it will provide to the Company, by and through itself, its affiliates and such officers, employees, representatives and third parties as the Sponsor Management Entity in its sole discretion may designate from time to time, management, advisory and consulting services in relation to the affairs of the Company and its subsidiaries, including, without limitation, (a) advice regarding the structure, terms, conditions and other provisions, distribution and timing of debt and equity offerings and advice regarding relationships with the lenders and bankers of the Company and its subsidiaries, (b) advice regarding the strategy of the Company, (c) advice regarding dispositions and/or acquisitions and (d) such other advice directly related or ancillary to the above financial advisory services as may be reasonably requested by the Company. It is expressly agreed that the services to be performed hereunder will not include investment banking or other financial advisory services which may be provided by the Sponsor Management Entity or any of its affiliates to the Company or Holdings in connection with any specific acquisition, divestiture, refinancing or recapitalization of the Company or any of its subsidiaries or by Holdings. The Sponsor Management Entity may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence by mutual agreement of the Company or such subsidiary or Holdings, on the one hand, and the Sponsor Management Entity or its relevant affiliates, on the other hand. The obligation of the Sponsor Management Entity to provide Management Services shall terminate on the Termination Date (as defined below).

SECTION 4. Management Fee.

(a)                                  In consideration of the Management Services being provided by the Sponsor Management Entity, the Company will pay to the Sponsor Management Entity a management fee (the “Management Fee”) in respect of each fiscal year from and including fiscal 2006 in an annual amount equal to $1,500,000. The Management Fee shall be paid quarterly and in advance on the first day of each fiscal quarter of the Company and the first payment to the Sponsor Management Entity in respect of the Management Fee shall be paid on January 1, 2006, in an amount equal to $375,000. On each subsequent payment date, the Company shall pay to the Sponsor Management Entity $375,000, in respect of the fiscal quarter then beginning. The Management Fee will accrue and be payable through the first day of the fiscal quarter in which the Termination Date (as defined below) occurs. All amounts paid by the Company to the Sponsor Management Entity pursuant to this Section 4 shall be made by wire transfer in same-day funds to a bank account designated by the Sponsor Management Entity, and shall not be refundable under any circumstances. For purposes of this Agreement, “Termination Date” means the earliest of (i) the twelfth anniversary of the date hereof, (ii) such time as the Sponsor Management Entity and its affiliates then owning beneficial economic interests in the Company own less in the aggregate than 20% of the beneficial economic interests in the Company initially owned by the Sponsor Management Entity and (iii) such earlier date as the Company and the Sponsor Management Entity may mutually agree upon. For purposes of this Agreement, it is understood that “beneficial economic interests in the Company” and “percentage interests in the Company” shall include indirect interests in the Company through the ownership of interests in Holdings.

(b)                                 To the extent the Company does not pay the Management Fee for any reason, including if prohibited by any agreement or indenture governing indebtedness of the

Company or its subsidiaries, the payment by the Company to the Sponsor Management Entity of the Management Fee will be payable immediately on the earlier of (i) the first date on which the payment of such deferred Management Fee, as the case may be, is no longer prohibited under any contract applicable to the Company and the Company is otherwise able to make such payment, and (ii) total or partial liquidation, dissolution or winding up of the Company. Any quarterly payment of the Management Fee that is not paid on the scheduled due date will bear interest, payable in cash on each scheduled due date, at an annual rate of 10%, compounded quarterly, from the date due until paid.

SECTION 5. Reimbursements.

(a)                                  In addition to the fees payable pursuant to this Agreement, the Company will pay directly or reimburse the Sponsorship Management Entity and its affiliates for their respective Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means the reasonable out-of-pocket costs and expenses incurred by the Sponsor Management Entity and its affiliates in connection with the Management Services provided under this Agreement, including, without limitation, (a) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, retained by the Sponsor Management Entity or any of its affiliates, (b) costs of any outside services or independent contractors such as couriers, business publications, on-line financial services or similar services, retained or used by the Sponsor Management Entity or any of its affiliates and (c) transportation, per diem costs, word processing expenses or any similar expense not associated with its or its affiliates’ ordinary operations. All payments or reimbursements for Out-of-Pocket Expenses will be made by wire transfer in same-day funds to a bank account designated by the Sponsorship Management Entity or its relevant affiliate promptly upon or as soon as practicable following request for reimbursement in accordance with this Agreement.

(b)                                 Apart from the Out-of-Pocket Expenses of the Sponsorship Management Entity, Holdings will also incur reimbursable expenses from time to time. For each fiscal year, the Company shall make cash payments to Holdings in an amount equal to the sum of (x) any fees payable by Holdings in order to maintain its corporate existence and (y) any amounts attributable to (i) corporate overhead expenses of Holdings incurred in the ordinary course of business and (ii) salaries or other compensation of employees who perform services for both Holdings and the Company (collectively, the “Holdings Expenses”); provided, that reimbursements for Holdings Expenses made pursuant to this clause shall not be deemed as part of the Management Fee or the Transaction Fee. Any payments of Holdings Expenses made pursuant to this Section 5(b) shall be made as requested by Holdings in its sole discretion, exercised in good faith.

SECTION 6. Indemnification. The Company will indemnify and hold harmless the Sponsor Management Entity, its affiliates and partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, including in connection with seeking indemnification, whether joint or several (the “Liabilities”), related to, arising out of or in connection with the Management Services contemplated by this Agreement or the engagement of the Sponsor Management Entity pursuant to, and the performance by the Sponsor Management Entity or its affiliates of the Management Services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.

SECTION 7. Accuracy of Information. The Company shall furnish or cause to be furnished to the Sponsor Management Entity such information as the Sponsor Management Entity believes reasonably appropriate to its Management Services hereunder and to comply with Securities and Exchange Commission or other legal requirements relating to the beneficial ownership by the Investors of equity securities of the Company (all such information so furnished, the “Information”). The Company recognizes and confirms that the Sponsor Management Entity (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Management Services contemplated by this Agreement without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) is entitled to rely upon the Information without independent verification.

SECTION 8. Effective Time. This Agreement will become effective at the  “Effective Time”, as defined in the Merger Agreement.

SECTION 9. Permissible Activities. Subject to applicable law and the restrictions set forth in the Stockholders Agreement, nothing herein will in any way preclude the Sponsor Management Entity or its affiliates (other than the Company or its subsidiaries and their respective employees) or its partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents or representatives from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Company.

SECTION 10.                     Miscellaneous.

(a)                                  No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

(b)                                 Any notices or other communications required or permitted hereunder will be sufficiently given if delivered personally or sent by facsimile with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

if to the Sponsorship Management Entity:

J.P. Morgan Partners (BHCA), L.P. and affiliated funds
1221 Avenue of the Americas
39th Floor
New York, New York  10022

Attention:  Timothy J. Walsh

Stephen V. McKenna

Facsimile:  (212) 899-3401

with a copy (which will not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York  10022
Attention:  David S. Allinson
Facsimile:  (212) 751-4864

if to Holdings:

Niagara Holdings, Inc.
c/o J.P. Morgan Partners (BHCA), L.P.
1221 Avenue of the Americas
39th Floor
New York, New York 10020
Attention: Timothy J. Walsh

Stephen V. McKenna

Facsimile: (212) 899-3401

with a copy (which will not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York  10022
Attention:  David S. Allinson
Facsimile:  (212) 751-4864

if to the Company:

PQ Corporation
1200 Swedesford Road
Berwyn, PA  19312
Attention:  Chief Executive Officer
Facsimile:  (610) 951-4504

with a copy (which will not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York  10022
Attention:  David S. Allinson
Facsimile:  (212) 751-4864

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by facsimile with confirmed receipt, and (ii) one business day after being sent by overnight courier.

(c)                                  This Agreement, the Stockholders Agreement and the Merger Agreement will constitute the entire agreement between the parties with respect to the subject matter hereof, and will supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d)                                 This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within the State.

(e)                                  The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors. Subject to the next sentence, no Person other than the parties hereto and their respective successors is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that the affiliates of the Sponsor Management Entity and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives are intended to be third-party beneficiaries under Section 6 of this Agreement.

(f)                                    This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

(g)                                 Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

NIAGARA HOLDINGS, INC.

By:		/s/ William J. Sichko
Name: William J. Sichko
Title: Chief Administrative Officer

PQ CORPORATION

By:		/s/ William J. Sichko
Name: William J. Sichko
Title: Chief Administrative Officer

J.P. MORGAN PARTNERS (BHCA), L.P.

	BY:	JPMP MASTER FUND MANAGER, L.P.,
ITS GENERAL PARTNER

	BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:		/s/ Stephen V. McKenna
Name: Stephen V. McKenna
Title: Partner